UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
________________________

FORM 8-K
________________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 7, 2013
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McDermott International, Inc.
(Exact name of registrant as specified in its charter)
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REPUBLIC OF PANAMA
(State or other jurisdiction of incorporation)

001-08430	72-0593134
(Commission File Number)	(IRS Employer Identification No.)

757 N. Eldridge Parkway Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 870-5000

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Stockholders

We held our 2013 Annual Meeting of Stockholders (the “Annual Meeting”) on Tuesday, May 7, 2013, in Houston, Texas.  Set forth below are the final voting results on each matter submitted to a vote of stockholders at the Annual Meeting.  Each proposal is described in more detail in our Proxy Statement for the Annual Meeting dated March 28, 2013.

Proposal 1:  The stockholders elected each of the eight director nominees to our Board of Directors for a one-year term, with the voting results as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
John F. Bookout, III	192,667,089	1,823,289	22,299,649
Roger A. Brown	192,274,600	2,215,778	22,299,649
Stephen G. Hanks	192,555,235	1,935,143	22,299,649
Stephen M. Johnson	189,087,278	5,403,100	22,299,649
D. Bradley McWilliams	192,571,778	1,918,600	22,299,649
William H. Schumann, III	192,769,747	1,720,631	22,299,649
Mary L. Shafer-Malicki	192,804,697	1,685,681	22,299,649
David A. Trice	192,521,727	1,968,651	22,299,649

Proposal 2:  The stockholders approved, on an advisory basis, our named executive officer compensation, with the voting results as follows:

For	Against	Abstentions	Broker Non-Votes
186,754,177	7,073,926	662,275	22,299,649

Proposal 3:  The stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2013, with the voting results as follows:

For	Against	Abstentions
216,085,499	463,599	240,929

A copy of our press release announcing the results of the Annual Meeting is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

          99.1      Press Release Announcing the Results of the Annual Meeting dated May 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McDERMOTT INTERNATIONAL, INC.

	By:	/s/ Perry L. Elders
Perry L. Elders
Senior Vice President and Chief Financial Officer

May 7, 2013

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